UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Duckhorn Portfolio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: The Duckhorn Portfolio Enters into an Agreement to be Acquired by Butterfly - The Duckhorn Portfolio celebra un acuerdo para ser adquirido por Butterfly

Dear Valued Team,

Today marks the beginning of a new chapter for The Duckhorn Portfolio. Moments ago, we announced that we have entered into an agreement to be acquired by Butterfly, a Los Angeles-based private equity firm. Under the terms of the transaction, The Duckhorn Portfolio stockholders will receive $11.10 per share, representing a premium of approximately 65.3% to the volume weighted average share price of Duckhorn’s common stock over the six-month trading period ending on October 4, 2024. Please see the press release we just issued for additional details.

Butterfly is a Los Angeles-based private equity firm that invests exclusively in the food and beverage sector, and is a leading “seed to fork” food ecosystem investor in North America. They partner with vital and innovative food companies to transform their businesses, accelerate growth, and generate consistent investment returns through deep sector expertise, a data-driven investment process, and an operations-driven approach to value creation. Since its founding in 2016, Butterfly has invested in a diverse portfolio of category-leading businesses representing approximately $5 billion in enterprise value, including Milk Specialties Global, Chosen Foods, MaryRuth Organics, Orgain, Bolthouse Fresh Foods, and QDOBA, among others. Shortly, you will be receiving a message from Adam Waglay, Butterfly’s Co-Founder and Co-CEO, which will include more information about Butterfly and their extensive experience.

We believe that this transaction is a positive step forward for our company and our stockholders, and we expect it to benefit all stakeholder groups, including you, our valued team members. Thanks to your hard work, we have built The Duckhorn Portfolio into a leading luxury wine company. This announcement is a testament to our shared commitment to our mission, the values that guide us and the reputation we have built in our industry.

Butterfly has a track record of strengthening its portfolio companies and a desire to support The Duckhorn Portfolio in advancing our long-term strategic objectives. We believe that by leveraging Butterfly’s specialized expertise and deep food and beverage network, we can continue to drive growth and accelerate our strategy.

While the announcement is an important milestone for us, please keep in mind that this process is ongoing. Until the transaction is completed, which we expect to happen this winter, we will remain a separate publicly traded company. This means that it is business-as-usual—we are counting on you to remain as focused as ever on supporting our mission, our customers and each other. We trust in your professionalism and dedication during this transition.

Upon the completion of the contemplated transaction, we would change ownership and no longer be publicly listed on the New York Stock Exchange. Our mission and values, however, will not change and remain at the core of everything we do.

On behalf of The Duckhorn Portfolio’s senior leadership team, I want to express our deep appreciation for your many contributions. Butterfly was drawn to The Duckhorn Portfolio in large part because of our strong brand equity and extraordinary employees and customers. Because of the work of each and every one of you, we continue growing and have the opportunity to celebrate milestones like this.

I also want to share a few resources:

•	To help answer questions you may have, we’ve put together the attached internal employee FAQ. Please see attached.

•

For our customer-facing teams, we will distribute an external FAQ to help you answer any questions you receive from our customers or partners. Please only use this resource to respond to inquiries. Do not proactively reach out about this news.

•

Consistent with existing company policies, do not post about or share this announcement, engage in online conversations, or provide your own commentary on what this means for The Duckhorn Portfolio or the wine industry. Lastly, please follow other guidelines regarding social media postings related to the announcement outlined in the internal employee FAQ.

As you can imagine, this situation may generate increased interest in our company, and it is essential that we speak with one voice. If anyone outside of our company, including a member of the media, reaches out to you, please direct them to Belinda Weber at bweber@duckhorn.com.

This is excellent news for The Duckhorn Portfolio stockholders, and for the future of our company. Butterfly believes in the portfolio we’ve built and is fully invested in helping us achieve our next phase of growth. This is an important milestone, not a destination. Our mission, leadership team and commitment to luxury wine remain unchanged.

With much appreciation,

Deirdre

Estimado equipo,

Hoy marca el comienzo de un nuevo capítulo para The Duckhorn Portfolio. Hace unos momentos, anunciamos que hemos llegado a un acuerdo para ser adquiridos por Butterfly, una firma de capital privado con sede en Los Ángeles. Según los términos de la transacción, los accionistas de The Duckhorn Portfolio recibirán $11.10 dólares por acción, lo que representa una prima de aproximadamente el 65.3% sobre el precio medio ponderado por volumen de las acciones ordinarias de Duckhorn durante el período de negociación de seis meses que finaliza el 4 de octubre de 2024. Consulte el comunicado de prensa que acabamos de emitir para obtener más detalles.

Butterfly es una firma de capital privado con sede en Los Ángeles que invierte exclusivamente en el sector de alimentos y bebidas, y es un inversionista líder en el ecosistema alimentario “de la semilla a la mesa” en América del Norte. Se asocian con empresas alimentarias vitales e innovadoras para transformar sus negocios, acelerar el crecimiento y generar retornos de inversión consistentes a través de una profunda experiencia en el sector, un proceso de inversión basado en datos y un enfoque de creación de valor basado en operaciones. Desde su fundación en 2016, Butterfly ha invertido en una cartera diversa de negocios líderes en su categoría que representan aproximadamente $5 billones en valor empresarial, incluidos Milk Specialties Global, Chosen Foods, MaryRuth Organics, Orgain, Bolthouse Fresh Foods y QDOBA, entre otros. En breve, recibirá un mensaje de Adam Waglay, cofundador y codirector ejecutivo de Butterfly, que incluirá más información sobre Butterfly y su amplia experiencia.

Creemos que esta transacción es un paso positivo hacia adelante para nuestra empresa y nuestros accionistas, y esperamos que beneficie a todos los grupos de interés, incluidos ustedes, nuestros valiosos miembros del equipo. Gracias a su arduo trabajo, hemos convertido a The Duckhorn Portfolio en una empresa líder en vinos de lujo. Este anuncio es un testimonio de nuestro compromiso compartido con nuestra misión, los valores que nos guían y la reputación que hemos construido en nuestra industria.

Butterfly tiene un historial de fortalecimiento de las empresas de su cartera y el deseo de apoyar a The Duckhorn Portfolio en el avance de nuestros objetivos estratégicos a largo plazo. Creemos que al aprovechar la experiencia especializada de Butterfly y su profunda red de alimentos y bebidas, podemos continuar impulsando el crecimiento y acelerar nuestra estrategia.

Mientras el anuncio es un hito importante para nosotros, tenga en cuenta que este proceso está en curso. Hasta que se complete la transacción, lo que esperamos que ocurra este invierno, seguiremos siendo una empresa independiente que cotiza en bolsa. Esto significa que todo sigue como de costumbre: contamos con que usted seguirá tan centrado como siempre en apoyar nuestra misión, a nuestros clientes y a los demás. Confiamos en su profesionalismo y dedicación durante esta transición.

Una vez completada la transacción contemplada, cambiaríamos de propiedad y ya no cotizaríamos en la Bolsa de Valores de Nueva York. Sin embargo, nuestra misión y nuestros valores no cambiarán y permanecerán en el centro de todo lo que hacemos.

En nombre del equipo de liderazgo mayor de The Duckhorn Portfolio, quiero expresar nuestro profundo agradecimiento por sus muchas contribuciones. Butterfly se sintió atraído por The Duckhorn Portfolio en gran parte debido a nuestro fuerte valor de marca y a nuestros extraordinarios empleados y clientes. Gracias al trabajo de todos y cada uno de ustedes, seguimos creciendo y tenemos la oportunidad de celebrar hitos como este.

También quiero compartir algunos recursos:

•	Para ayudar a responder a las preguntas que pueda tener, hemos reunido las preguntas frecuentes internas adjuntas para empleados. Véase el archivo adjunto.

•

Para nuestros equipos de atención al cliente, distribuiremos una sección de preguntas frecuentes externa para ayudarle a responder cualquier pregunta que reciba de nuestros clientes o socios. Por favor, utilice este recurso únicamente para responder a sus consultas. No se comunique de manera proactiva sobre esta noticia.

•

De acuerdo con las políticas existentes de la empresa, no publique ni comparta este anuncio, no participe en conversaciones en línea ni proporcione sus propios comentarios sobre lo que esto significa para The Duckhorn Portfolio o la industria del vino. Por último, siga otras pautas con respecto a las publicaciones en las redes sociales relacionadas con el anuncio descrito en las preguntas frecuentes internas de los empleados.

Como puede imaginar, esta situación puede generar un mayor interés en nuestra empresa, y es fundamental que hablemos con una sola voz. Si alguien ajeno a nuestra empresa, incluido un miembro de los medios de comunicación, se pone en contacto con usted, diríjalo a Belinda Weber al bweber@duckhorn.com.

Esta es una excelente noticia para los accionistas de The Duckhorn Portfolio y para el futuro de nuestra empresa. Butterfly cree en la cartera que hemos construido y está totalmente invertido en ayudarnos a alcanzar nuestra próxima fase de crecimiento. Este es un hito importante, no un destino. Nuestra misión, equipo de liderazgo y compromiso con el vino de lujo permanecen inalterables.

Con mucho aprecio,

Deirdre

—

Because some of our employees hold stock in The Duckhorn Portfolio, and a vote of our stockholders is required as a condition to the closing of this transaction, we are required by the U.S. Securities and Exchange Commission to include the following legal disclaimers in communications related to the transaction:

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding Duckhorn’s pending acquisition by Butterfly (the “Merger”), including the value of, timing and prospects of the Merger and Duckhorn’s strategy, goals and future focus areas. These forward-looking statements involve risk and uncertainties that are based on Duckhorn management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “will,” “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing of the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (c) risks related to disruption of management’s attention from Duckhorn’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Duckhorn’s customers, distributors, suppliers and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that competing offers or acquisition proposals for Duckhorn will be made; (h) restrictions imposed on our business during the pendency of the Merger; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) by Duckhorn, including under the heading “Risk Factors” in Duckhorn’s Annual Report on Form 10-K filed with the SEC on October 7, 2024, in any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K and other filings that Duckhorn may file from time to time, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. All forward-looking statements in this communication are based on information available to Duckhorn and Butterfly as of the date of this communication, and each does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Additional Information and Where to Find It

In connection with the Merger, Duckhorn will file with the SEC a preliminary proxy statement of Duckhorn (the “Proxy Statement”). Duckhorn plans to mail to its stockholders a definitive Proxy Statement in connection with the Merger. DUCKHORN URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DUCKHORN, THE MERGER AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Duckhorn with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Duckhorn with the SEC by accessing the Investor Relations section of Duckhorn’s website at https://ir.Duckhorn.com/.

Participants in the Solicitation

Duckhorn and Marlee Buyer, Inc. and certain of their affiliates, directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information regarding the Company’s directors and executive officers is contained in the “Director Compensation,” “Executive Compensation”

and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed with the SEC on November 22, 2023 (the “Annual Meeting Proxy Statement”) and will be contained in the proxy statement to be filed by the Company in connection with the Merger. Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Jennifer Jung Fall, filed on June 21, 2024; by David A. Burwick, filed on May 23, 2024; by Deirdre Mahlan, filed on May 1, 2024, March 29, 2024 and December 11, 2023; by Sean B.A. Sullivan, filed on April 10, 2024, March 19, 2024, January 16, 2024 and December 20, 2023; by Zach Rasmuson, filed on March 19, 2024, January 10, 2024 and December 20, 2023; by Pete Przybylinski, filed on March 19, 2024 and January 10, 2024; by Adriel G Lares, filed on January 19, 2024; and by Michelle J. Gloeckler, filed on January 19, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s website at https://ir.duckhorn.com. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

SUBJ: A Message from Adam Waglay, Co-Founder and Co-CEO of Butterfly - Un mensaje de Adam Waglay, cofundador y codirector ejecutivo de Butterfly

Dear Duckhorn Team,

As you have heard by now, earlier this morning, Butterfly announced that we have entered into a definitive agreement to acquire The Duckhorn Portfolio in an all-cash transaction that values the Company at approximately $1.95 billion.

I wanted to personally reach out to all of you today to introduce myself and tell you a little bit about Butterfly and the incredible opportunity we see in Duckhorn, and by extension, all of you.

My name is Adam Waglay, and I’m the Co-Founder and Co-CEO of Butterfly. At Butterfly, we are passionate about transforming the world through food. We founded the business in 2016 to invest across the “seed-to-fork” ecosystem and have since become a leading food and beverage-dedicated private equity firm in North America with a diverse portfolio of brands like Milk Specialties Global, Chosen Foods, MaryRuth Organics, Orgain, Bolthouse Fresh Foods, and QDOBA, among others.

Through our deep sector experience, a disciplined and data-driven investment process, and an operations-driven approach, we seek to partner with category-leading food and beverage businesses, like Duckhorn, to support long-term growth and help them realize their full potential.

Our name best symbolizes the essence of what we do—transform great companies through capital, intensive operational expertise, and technology. We make every effort to help the companies we invest in turn from caterpillars into butterflies.

We believe that Duckhorn’s curated portfolio of luxury wine brands, structurally advantaged business model, and you, Duckhorn’s world-class team, have laid the foundation for a powerful, scalable premium wine platform, which we believe will propel Duckhorn to new heights. We look forward to bringing our specialized expertise and deep food and beverage network to bear to support Duckhorn in your mission to have your wine poured wherever fine wines are served throughout North America and across the world.

In terms of next steps, the transaction is expected to close this winter, subject to customary closing conditions, including approval by Duckhorn stockholders and the receipt of required regulatory approvals. Until then, Duckhorn remains a public company, and it is business as usual.

Welcome again to the Butterfly family—let’s raise a glass to celebrate! The best is yet to come.

Sincerely,

Adam Waglay

Co-Founder and Co-CEO, Butterfly

Querido equipo de Duckhorn,

Como ya han escuchado, esta mañana, Butterfly anunció que hemos llegado a un acuerdo definitivo para adquirir The Duckhorn Portfolio en una transacción en efectivo que valora a la compañía en aproximadamente $1.95 billones.

Quería comunicarme personalmente con todos ustedes hoy para presentarme y contarles un poco sobre Butterfly y la increíble oportunidad que vemos en Duckhorn, y por extensión, a todos ustedes.

Mi nombre es Adam Waglay y soy el cofundador y codirector ejecutivo de Butterfly. En Butterfly, nos apasiona transformar el mundo a través de la comida. Fundamos la empresa en 2016 para invertir en el ecosistema “de la semilla a la mesa” y, desde entonces, nos hemos convertido en una firma de capital privado líder en alimentos y bebidas en América del Norte con una cartera diversa de marcas como Milk Specialties Global, Chosen Foods, MaryRuth Organics, Orgain, Bolthouse Fresh Foods y QDOBA, entre otras.

A través de nuestra profunda experiencia en el sector, un proceso de inversión disciplinado y basado en datos, y un enfoque impulsado por operaciones, buscamos asociarnos con empresas de alimentos y bebidas líderes en su categoría, como Duckhorn, para respaldar el crecimiento a largo plazo y ayudarlas a desarrollar todo su potencial.

Nuestro nombre simboliza mejor la esencia de lo que hacemos: transformar grandes empresas a través del capital, la experiencia operativa intensiva y la tecnología. Hacemos todo lo posible para ayudar a las empresas en las que invertimos a pasar de ser orugas a convertirse en mariposas.

Creemos que la cartera seleccionada de marcas de vinos de lujo de Duckhorn, su modelo de negocio estructuralmente ventajoso y usted, el equipo de clase mundial de Duckhorn, han sentado las bases para una plataforma de vinos premium poderosa y escalable, que creemos impulsará a Duckhorn a nuevas alturas. Esperamos poder aportar nuestra experiencia especializada y nuestra amplia red de alimentos y bebidas para apoyar a Duckhorn en su misión de servir su vino dondequiera que se sirvan vinos finos en América del Norte y en todo el mundo.

En términos de próximos pasos, se espera que la transacción se cierre este invierno, sujeta a las condiciones de cierre habituales, incluida la aprobación de los accionistas de Duckhorn y la recepción de las aprobaciones regulatorias requeridas. Hasta entonces, Duckhorn sigue siendo una empresa pública, y es lo de siempre.

Bienvenidos de nuevo a la familia Butterfly, ¡levantemos una copa para celebrar! Lo mejor está por venir.

Sinceramente,

Adam Waglay

Cofundador y codirector ejecutivo de Butterfly

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding Duckhorn’s pending acquisition by Butterfly (the “Merger”), including the value of, timing and prospects of the Merger. These forward-looking statements involve risk and uncertainties that are based on beliefs and assumptions and on information currently available. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “will,” “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing of the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of attention from Duckhorn’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Duckhorn’s customers, distributors, suppliers and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that competing offers or acquisition proposals for Duckhorn will be made; and (h) restrictions imposed on the business during the pendency of the Merger. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. All forward-looking statements in this communication are based on information available to Butterfly as of the date of this communication, and each does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Additional Information and Where to Find It

In connection with the Merger, Duckhorn will file with the SEC a preliminary proxy statement of Duckhorn (the “Proxy Statement”). Duckhorn plans to mail to its stockholders a definitive Proxy Statement in connection with the Merger. DUCKHORN URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DUCKHORN, THE MERGER AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Duckhorn with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Duckhorn with the SEC by accessing the Investor Relations section of Duckhorn’s website at https://ir.Duckhorn.com/.

Participants in the Solicitation

Duckhorn and Marlee Buyer, Inc. and certain of their affiliates, directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Duckhorn in connection with the Merger. Information regarding Duckhorn’s directors and executive officers is contained in the “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed with the SEC on November 22, 2023 (the “Annual Meeting Proxy Statement”) and will be contained in the proxy statement to be filed by Duckhorn in connection with the Merger. Any change of the holdings of Duckhorn’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Jennifer Jung Fall, filed on June 21, 2024; by David A. Burwick, filed on May 23, 2024; by Deirdre Mahlan, filed on May 1, 2024, March 29, 2024 and December 11, 2023; by Sean B.A. Sullivan, filed on April 10, 2024, March 19, 2024, January 16, 2024 and December 20, 2023; by Zach Rasmuson, filed on March 19, 2024, January 10, 2024 and December 20, 2023; by Pete Przybylinski, filed on March 19, 2024 and January 10, 2024; by Adriel G Lares, filed on January 19, 2024; and by Michelle J. Gloeckler, filed on January 19, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Duckhorn’s website at https://ir.duckhorn.com. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Duckhorn’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.